Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form S-1 of our report dated January 30, 2026, relating to the financial statements of 21Shares Sui ETF, as of December 31, 2025, and for the period from November 18, 2025 (commencement of operations) through December 31, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Towson, Maryland

January 30, 2026